Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-8

SolarEdge Technologies, Inc.

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Common Stock, par value $0.0001 per share	(1)	457(a)	13,648,950	$18.19	$248,274,400.50	0.0001531	$38,010.81
Fees to be Paid	Equity	Common Stock, par value $0.0001 per share	(2)	457(a)	3,625,666	$15.46	$56,052,796.36	0.0001531	$8,581.68

Total Offering Amounts:							$304,327,196.86		46,592.49
Total Fees Previously Paid:
Total Fee Offsets:
Net Fee Due:									$46,592.49

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Offering Note(s)

(1)	a. Pursuant to Rule 416(a) under the Securities Act, this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock that become issuable in respect of the securities identified in the above table by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration that results in an increase in the number of the outstanding shares of the Registrant’s Common Stock. b. Represents additional shares of the Registrant’s Common Stock reserved for issuance under Registrant’s 2015 Global Incentive Plan (the “2015 Plan”) pursuant to the provisions of the 2015 Plan that provide for an automatic annual increase in the number of shares reserved for issuance under the 2015 Plan. c. Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, based upon the average of the high and low prices of the Registrant’s Common Stock on the NASDAQ Global Market on February 21, 2025.
(2)	a.Pursuant to Rule 416(a) under the Securities Act, this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock that become issuable in respect of the securities identified in the above table by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration that results in an increase in the number of the outstanding shares of the Registrant’s Common Stock. b. Represents additional shares of the Registrant’s Common Stock reserved for issuance under Registrant’s 2015 Employee Stock Purchase Plan (the “ESPP”) pursuant to the provisions of the ESPP that provide for an automatic annual increase in the number of shares reserved for issuance under the ESPP. c. Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, based upon a 15% discount from the average of the high and low prices of the Registrant’s Common Stock on the NASDAQ Global Market on February 21, 2025, such discount representing the maximum permissible discount offered pursuant to such plan.